UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2023

BIOPLUS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41116	98-1583872
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

260 Madison Avenue Suite 800 New York, New York	10026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 287-4092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	BIOSU	The Nasdaq Stock Market LLC
Class A Ordinary Share, par value $0.0001 per share	BIOS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Ordinary Share for $11.50 per share	BIOSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on May 2, 2023, BioPlus Acquisition Corp., a Cayman Islands exempted company (“BIOS” or the “Company”), Guardian Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of BIOS (“Merger Sub”), and Avertix Medical, Inc. (f/k/a Angel Medical Systems, Inc.), a Delaware corporation (“Avertix”), and, solely with respect to Section 3.03(b) and Section 7.21 of the Business Combination Agreement (as defined below), BioPlus Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into Avertix (the “Merger”), with Avertix surviving the Merger as a direct wholly owned subsidiary of BIOS.

On October 4, 2023, pursuant to Section 9.01(a) of the Business Combination Agreement, the parties to the Business Combination Agreement entered into a Termination and Release Agreement (the “Termination Agreement”) to terminate the Business Combination Agreement (the “Termination”). The Termination Agreement also automatically terminates ancillary documents to the Business Combination Agreement (the “Ancillary Documents”), including certain stockholder support agreements, by and among BIOS, Avertix and certain stockholders of Avertix (the “Stockholder Support Agreements”), and the sponsor support agreement, by and among BIOS, the Sponsor and Avertix (the “Sponsor Support Agreement”). Additionally, the Termination Agreement provides for a mutual release of claims among the parties and their affiliates.

As a result of the Termination, the Business Combination Agreement is of no further force and effect, with the exception of specified provisions set forth in the Termination Agreement, and all provisions of the Ancillary Documents, including provisions of any such Ancillary Document that by their terms would otherwise have survived the termination of such Ancillary Document, is of no further force and effect.

The foregoing descriptions of the Business Combination Agreement, the Termination Agreement and the Ancillary Documents do not purport to be complete and are qualified in their entirety by the terms and conditions of, respectively, (i) the Business Combination Agreement, a copy of which was previously filed as Exhibit 2.1 to BIOS’ Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 3, 2023, (ii) the Termination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein and (iii) the Stockholder Support Agreements and the Sponsor Support Agreement, copies of which were previously included as Exhibits 10.3 and 10.4 to BIOS’ Current Report on Form 8-K filed with the SEC on May 3, 2023.

Item 1.02. Termination of Material Definitive Agreement.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 8.01 Other Events.

In view of the termination of the Business Combination Agreement, BIOS determined that it would be unable to consummate an initial business combination within the time period in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association, as amended (the “Charter”) and BIOS intends to dissolve and liquidate in accordance with the provisions of its Charter.

BIOS expects to redeem all of its Class A ordinary shares that were included in the units issued in the Company’s initial public offering (“Public Shares”) for an estimated redemption price of approximately $10.79 per share (the “Redemption Amount”) after the payment of taxes and dissolution expenses. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Public Shares is expected to be completed within ten business days after October 4, 2023.

The Sponsor has agreed to waive its redemption rights with respect to its outstanding Class B ordinary shares issued prior to the Company’s initial public offering and the Class A ordinary shares contained in the units issued in a private placement concurrent with the initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

On October 4, 2023, BIOS issued a press release announcing the termination of the Business Combination Agreement and its intent to liquidate. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibits
10.1	Termination and Release Agreement, dated October 4, 2023, by and among BioPlus Acquisition Corp., Guardian Merger Subsidiary Corp., Avertix Medical, Inc., and BioPlus Sponsor LLC.
99.1	Press Release dated October 4, 2023.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2023

BioPlus Acquisition Corp.

By:	/s/ Ross Haghighat
	Name:	Ross Haghighat
	Title:	Chief Executive Officer and Chief Financial Officer

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